1000 Wilshire Boulevard

Suite 1500

Los Angeles, CA 90017 213.891.0700 Phone

213.896.0400 Fax

File Number: E4534-0001 213.891.5076 Direct

phogan@buchalter.com

October 4, 2023

Elate Group, Inc.

305 Broadway, Floor 7

New York, NY 10007

Re: Elate Group, Inc. S-1 Registration Statement (File No. 333-264073) Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by Elate Group, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission.

The Registration Statement pertains to an underwritten offering (the “Offering”) and relates to the issuance and sale by the Company of (i) shares of common stock, par value $0.0001 (the “Shares”), (ii) pre-funded warrants (“Pre-Funded Warrants”) to purchase shares of common stock, (iii) shares of common stock issuable upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”), (iv) warrants to purchase shares of common stock to be issued to the underwriters thereunder (the “Underwriter Warrants”), and (v) shares of common stock issuable upon exercise of the Underwriter Warrants (the “Underwriter Warrant Shares”). We understand that the Shares, Pre-Funded Warrants, and Underwriter Warrants are to be sold, as described in the Registration Statement.

In connection with our opinion expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the Securities Act;

Elate Group, Inc.

October 4, 2023

2.The Amended and Restated Certificate of Incorporation of the Company, substantially in the form filed as Exhibit 3.3 to the Registration Statement;

3.The Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, substantially in the form filed as Exhibit 3.5 to the Registration Statement;

4.The Amended and Restated Bylaws of the Company, substantially in the form filed as Exhibits 3.4 to the Registration Statement;

5.The Certificate of Amendment to the Amended and Restated Bylaws of the Company, substantially in the form filed as Exhibit 3.6 to the Registration Statement.

6.Resolutions, adopted by the Board of Directors of the Company (the “Board”), relating to, among other matters, the issuance of the Shares (the “Resolutions”);

7.The form of under writing agreement to be entered into by and between the Company and Aegis Capital Corp., substantially in the form filed as Exhibit 1.1 to the Registration Statement; and

8.Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.Each individual executing any of the Documents, whether on behalf of such individual or another person is legally competent to do so.

2.Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.Each of the parties (other than the Company) executing any of the Documents has duly validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated forms.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity

Elate Group, Inc.

October 4, 2023

of the originals of such latter documents. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents and there has been no termination, waiver or amendment of any provision of any of the Documents, by action or omission of the parties or otherwise

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.the issuance and sale of the Shares, Pre-Funded Warrants and Underwriter Warrants has been duly authorized by all necessary corporate action on the part of the Company and, when issued and sold in the manner described in the Registration Statement, the Shares, Pre-Funded Warrants and Underwriter Warrants will be validly issued, fully paid and non-assessable; and

2.the issuance and sale of the Pre-Funded Warrants, and Underwriter Warrants has been duly authorized, and when issued and sold in the manner described in the Registration Statement, the Pre-Funded Warrants and Underwriter Warrants will be validly issued and will constitute the valid and binding obligations of the Company in accordance with the terms thereof; and the Pre-Funded Warrant Shares and Underwriter Warrant Shares have been duly authorized and, when issued in the manner described in the Registration Statement and in accordance with the terms and conditions of the Pre-Funded Warrants and Underwriter Warrants, respectively, (including the due payment of any exercise price therefor specified in the Pre-Funded Warrants and Underwriter Warrants) the Pre-Funded Warrant Shares and Underwriter Warrant Shares will be validly issued, fully paid and non- assessable.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the corporate laws of the State of Delaware. This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are (i) “experts” within the meaning of Section 11 of the Act or the rules and regulations of the Commission promulgated thereunder or (ii) within

Elate Group, Inc.

October 4, 2023

the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

BUCHALTER

A Professional Corporation